Exhibit 1.1

TOYOTA MOTOR CREDIT CORPORATION

Medium-Term Notes, Series B

Due Nine Months Or More From Date of Issue

EIGHTH AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

January 25, 2021

bofa securities, inc. Bank of America Tower One Bryant Park New York, New York 10036	J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179
BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019	MORGAN STANLEY & CO. LLC 1585 Broadway, 29th Floor New York, New York 10036
CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	RBC CAPITAL MARKETS, LLC Brookfield Place 200 Vesey Street New York, New York 10281
DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	SG AMERICAS SECURITIES, LLC 245 Park Avenue New York, New York 10167
HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, New York 10018	TOYOTA FINANCIAL SERVICES SECURITIES USA CORPORATION 6565 Headquarters Drive Plano, Texas 75024

Ladies and Gentlemen:

Toyota Motor Credit Corporation, a California corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank”), HSBC Securities (USA) Inc. (“HSBC”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”), SG Americas Securities, LLC (“SG”) and Toyota Financial Services Securities USA Corporation (“TFSS USA”) (collectively, the “Agents”), with respect to the issue and sale by the Company of its Medium-Term Notes, Series B, Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an indenture, dated as of August 1, 1991, between the

Company and The Bank of New York Mellon Trust Company, N.A. (“BONY”), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among the Company, BONY and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (“DBTCA”), the Second Supplemental Indenture, dated as of March 31, 2004, among the Company, BONY and DBTCA, and the Third Supplemental Indenture, dated as of March 8, 2011, among the Company, BONY and DBTCA (collectively, and as the same may be further amended, restated or supplemented, the “Indenture”). DBTCA will act as trustee with respect to the Notes (the “Trustee”). This Eighth Amended and Restated Distribution Agreement shall be referred to hereafter as this “Agreement.” The Company and certain of the Agents previously entered into a Seventh Amended and Restated Distribution Agreement, dated January 25, 2018 (the “Original Agreement”), with respect to the Company’s Medium-Term Notes Due Nine Months or More From Date of Issue (the “Original Notes”), and the parties have agreed not to offer and sell any additional Original Notes pursuant to the Original Agreement after the date hereof.

As of the date hereof, the Company has authorized the issuance and sale by the Company directly or through the Agents pursuant to the terms of this Agreement of an unlimited aggregate principal amount of Notes. This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related Agent or Agents) to one or more Agents as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (No. 333-252342) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”) and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has automatically become effective pursuant to Rule 462(e) of the 1933 Act Regulations, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement as amended by any post-effective amendments thereto (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit), including the exhibits and schedules thereto, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations are referred to herein as the “Registration Statement.” The prospectus constituting a part of the Registration Statement, and any prospectus supplements and pricing supplements relating to the Notes, including all documents incorporated or deemed to be incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the 1933 Act or otherwise, are referred to herein as the “Prospectus,” except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations (including any Issuer Free Writing Prospectus), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor systems) (“EDGAR”).

SECTION 1. Appointment as Agents.

(a)       Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby appoints the Agents, except as otherwise provided in this Section 1(a), as the exclusive agents, subject to the provisions contained in this Section 1(a), for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to each such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent. The Company agrees that, except as otherwise provided in this Section 1(a), during the period the Agents are acting as the Company’s agents hereunder, the Company will not engage any other party to assist in the placement of the Notes (other than any person or entity which, by executing a counterpart of this Agreement, becomes an Agent hereunder). Notwithstanding the foregoing, the Company reserves the right to (i) appoint additional agents for the purpose of assisting in the placement of the Notes during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission determined pursuant to Section 3(a) hereof), and (ii) sell Notes to one or more underwriters in a discrete principal transaction or transactions (whether on an individual or syndicated basis) so long as such underwriter or underwriters shall execute an agreement substantially identical to this Agreement relating to such principal transaction or transactions (such person and/or entity described in subclause (ii) of this sentence shall be referred to herein as a “Dealer”), provided, however, that no such agreement will appoint any such underwriter an agent under this Agreement except with respect to the related transaction or transactions. As used herein, the term “Agent,” in addition to BofA, Barclays, Citigroup, Deutsche Bank, HSBC, J.P. Morgan, Morgan Stanley, RBC, SG and TFSS USA, refers to each person or entity which, at any particular time, is an agent or underwriter, as the case may be, for the Company hereunder as evidenced by its execution of a counterpart of this Agreement.

(b)       Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. The Agents will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

(c)       Solicitations as Agents; Purchases as Principals. In soliciting purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event that any such purchase is not consummated for any reason. No Agent shall have any obligation to purchase Notes from the Company as principal, but such Agent, individually or as part of a syndicate with other Agents, may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof if requested by such Agent. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on any agency basis and accepted by the Company due to its refusal to perform or because of a breach of representation or warranty contained herein, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default. As used herein, the term “Related Agent,” in connection with any particular offer and sale of Notes, refers to each Agent acting as agent or purchasing as principal with respect to such Notes.

(d)       Reliance. The Company and the Agents agree that any Notes the placement of which any Agent arranges shall be placed by such Agent, and any Notes purchased by any Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

(a)       The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to one or more Agents as principal), immediately before the time of sale, within the meaning of Rule 159 of the 1933 Act Regulations, of Notes to any purchaser (whether through the Agents as agents or to one or more Agents as principal), as of the date of each delivery of Notes (whether through the Agents as agents or to one or more Agents as principal) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in, the interest rates, maturity, price or other terms of Notes or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)       Registration Statement, Prospectus and Issuer Free Writing Prospectuses. The Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations in respect of the Registration Statement. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and to the best knowledge of the Company or any of its Subsidiaries, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by any Governmental Entity (as defined below) and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Governmental Entity. The Indenture has been duly qualified under the 1939 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations, that initially became effective within three years of the applicable Representation Date, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration form. The Registration Statement at the time it became effective did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable Representation Date, will not, considering the Registration Statement and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations considered as a whole, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and (A) the Prospectus and (B) any applicable Issuer Free Writing Prospectus(es) (including any Final Term Sheet as defined in Section 4(e) of this Agreement), considered together with the Prospectus, as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) of Section 2(a) of this Agreement shall not apply to statements in or omissions from the Registration Statement, Prospectus or any applicable Issuer Free Writing Prospectus(es) made in reliance upon and in conformity with information furnished to the Company in writing by the Agent or Agents expressly for use in the Registration Statement, Prospectus or such Issuer Free Writing Prospectus(es) or to those parts of the Registration Statement that constitute the Statements of Eligibility under the 1939 Act on Form T-1. Each Prospectus delivered to the Related Agent for use in connection with the offering of the Notes is identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each applicable

Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. “Issuer Free Writing Prospectus,” as used in this Agreement, means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) of the 1933 Act Regulations, that would be deemed to be related to the offer of Notes. “Governmental Entity,” as used in this Agreement, means any court, regulatory body, administrative agency or other governmental authority, body or agency having jurisdiction over the Company or any of the Subsidiaries (as defined below) or any of their respective properties, assets or operations.

(ii)       Incorporated Documents. The documents incorporated by reference in the Prospectus and in any Issuer Free Writing Prospectus (the “Incorporated Documents”), at the time such Incorporated Documents were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in or incorporated by reference in the Prospectus and any Issuer Free Writing Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)       Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

(iv)       Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and in any applicable Issuer Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein.

(v)       Due Incorporation; Authorization and Validity of this Agreement, the Indenture and the Notes. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, (B) has the requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement, the Indenture and the Notes and to perform its obligations hereunder and thereunder, (C) has duly authorized, executed and delivered this

Agreement and any Terms Agreement and each of this Agreement and such Terms Agreement constitutes the valid and binding agreement of the Company, and (D) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to do so would materially adversely affect the business or financial condition of the Company.

(vi)       Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any applicable Permitted Free Writing Prospectus (as defined in Section 4(e) below), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business (which includes, but is not limited to, Euromarket, Euro Asian or global financing and domestic private placement and public financing), which are material with respect to the Company and its subsidiaries considered as one enterprise.

(vii)       Significant Subsidiaries. Each “significant subsidiary,” if any, of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not materially affect the business or financial condition of the Company; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

(viii)       The Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and assuming it has been duly and validly authorized, executed and delivered by the Trustee, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (2) requirements that a claim with respect to any Notes payable in foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (3) governmental authority to limit, delay or prohibit the making of payments outside the U.S.

(ix)       The Notes. The Notes have been duly and validly authorized by the Company for issuance, offer and sale pursuant to this Agreement and, when completed as contemplated by the Procedures (as defined below), executed, authenticated and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth in the Prospectus or pursuant to any Terms Agreement, will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (2) requirements that a claim with respect to any Notes payable in foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (3) governmental authority to limit, delay or prohibit the making of payments outside the U.S., and will be entitled to the benefits of the Indenture; and the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(x)       No Defaults; Compliance with Laws; Regulatory Approvals. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which violation or default would materially adversely affect the business or financial condition of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, any Terms Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization, order or decree of any court or governmental agency or body of the U.S. is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or as may be required by state securities or Blue Sky laws.

(xi)       Legal Proceedings; Contracts. Except as set forth in the Registration Statement, the Prospectus and any applicable Permitted Free Writing Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or which might in the opinion of the Company result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations or the Incorporated Documents by the 1934 Act or by the 1934 Act Regulations which have not been so filed.

(xii)       Licenses. The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted where its ownership or lease of substantial properties or the conduct of its business requires such ownership or possession or the obtaining of such governmental licenses, permits, consents, orders, approvals and other authorizations and where the failure to do so would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

(xiii)        Investment Company Act. The Company is not, and upon issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xiv)       Commodity Exchange Act. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

(xv)       Taxes. The Company has paid or caused to be paid duly and within any appropriate time limits all material taxes, except (a) any tax that is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to materially adversely affect the business or financial condition of the Company.

(xvi)       OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company, is currently the subject of any economic or financial sanctions administered, enacted, imposed or enforced by the U.S. government (including, without limitation, those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) (collectively, “Sanctions”) and the Company will not knowingly directly or indirectly use the proceeds raised in connection with the issue of the Notes to fund any activities or business of any person or entity named as a “Specially Designated National And Blocked Person” on the most current list published by OFAC at its official website, or any replacement website, except to the extent that such activity or business would not be prohibited for a U.S. person pursuant to Sanctions.

(xvii)       FCPA. Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company has taken any action, directly or indirectly, that would result in a violation in any material respect by such person of any applicable anti-bribery or anti-corruption law or regulation (to the extent that such laws or regulations apply) including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), to the extent that the Company is subject to the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its businesses in compliance in all material respects with all applicable anti-bribery or anti-corruption laws and regulations (to the extent such laws or regulations apply) (including, without limitation, the FCPA to the extent that the Company is subject to the FCPA).

(b)       Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel to the Agents in connection with an offering of Notes or the sale of Notes to one or more of the Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

(c)       Selling Restrictions. Each Agent severally represents and agrees that it will comply with all relevant selling restrictions included in the Prospectus relating to the particular offer and sale of Notes provided to such Agent prior to the time of sale for such Notes such Agent offers or sells.

SECTION 3. Solicitations as Agents; Purchases as Principals.

(a)       Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and the Agents, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 and integral multiples thereof. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

(b)       Purchases as Principal. Notes purchased from the Company by an Agent individually or as part of a syndicate with one or more other Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this

Agreement” shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained, and the Company’s agreement to sell Notes to an Agent as principal shall be deemed to have been made on the basis of the representations and warranties of such Agent herein contained, and each such commitment shall be subject to the terms and conditions herein set forth and, as applicable, as set forth in any Terms Agreement. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in such Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, if the trade is being made with two or more Agents, the applicable default provisions in the event of a default by one or more of the Agents (if different from the provisions set forth in the following paragraph), and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. Such Terms Agreement shall also specify whether or not any of the stand-off agreement, officers’ certificate, opinions of counsel or comfort letter specified in Sections 4(l), 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes as part of a syndicate and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)       if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(ii)       if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement to purchase such Notes shall terminate without liability on the part of any nondefaulting Agents.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c)       Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

(d)       Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of O’Melveny & Myers LLP, 7 Times Square, New York, New York 10036 on the date hereof, or at such other time or place as the Agents and the Company may agree.

SECTION 4. Covenants of the Company.

The Company covenants with the Agents as follows:

(a)       Notice of Certain Events. The Company will promptly notify (i) the Agents of the effectiveness of any amendment to the Registration Statement, (ii) each Related Agent of the transmittal to the Commission for filing of any supplement to the Prospectus (relating to Notes that the Related Agent is offering and selling as agent or purchasing as principal hereunder) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (other than any Current Report on Form 8-K relating exclusively to Notes that the Related Agent is not offering and selling as agent nor purchasing as principal hereunder) or any Issuer Free Writing Prospectus, (iii) the Agents of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) the Agents of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; provided, however, if such request relates exclusively to a particular offer and sale of Notes, the Company’s notification obligation should be to the Related Agent(s) only and (v) the Agents of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or of the receipt by the Company from the Commission of any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form with respect to the Registration Statement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       Notice of Certain Proposed Filings. Except as otherwise provided in subsection (m) of this Section 4, the Company will (A) give the Agents notice of its intention to file or prepare any additional registration statement with respect to Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in, the interest rates, maturity, price or other terms of Notes or other similar changes or an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes or an amendment or supplement as a result of the filing by the Company of a report under the 1934 Act), and (B) give each Related Agent notice of its intention to file, prepare or use any Issuer Free Writing Prospectus or any amendment or supplement thereto, whether by the filing of documents pursuant to the 1933 Act or otherwise, and will furnish each such Agent with copies of any such amendment or supplement, Issuer Free Writing Prospectus, or other documents proposed to be filed, prepared or used in a reasonable time in advance of such proposed filing, preparation or use, as the case may be, and will not file or use any such amendment or supplement, Issuer Free Writing Prospectus, or other such documents in a form to which such Related Agent or its counsel shall reasonably object.

(c)       Copies of the Registration Statement, Prospectus and Issuer Free Writing Prospectuses. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to each Related Agent as many copies of the Prospectus (as amended or supplemented) (relating to Notes that the Related Agent is offering and selling as agent or purchasing as principal hereunder) or any Issuer Free Writing Prospectus (relating to Notes that the Related Agent is offering and selling as agent or purchasing as principal hereunder) as the Related Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. The Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any Issuer Free Writing Prospectus furnished to the Agents will be in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(d)       Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Related Agents and will file with the Commission such Pricing Supplement pursuant to Rule 424(b)(2) or Rule 424(b)(5) of the 1933 Act Regulations not later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used.

(e)       Free Writing Prospectuses; Filing Fees. The Company will (A) not make any offer relating to Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission or retained by the Company unless it obtains the prior consent of the Related Agents, and each Agent covenants with the Company that it will not make any offer relating to Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission or retained by the Company unless it obtains the prior consent of the Company (each such free writing prospectus for which consent has been obtained, a “Permitted Free Writing Prospectus”), (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) if agreed to by the Related Agents and the Company, prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Notes, in form and substance satisfactory to each Related Agent and the Company, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus prior to the close of business of the Commission within two days following the date such final terms are established, (D) comply with the requirements of Rules 163, 164 and 433 of the 1933 Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, (E) not include any information in any Issuer Free Writing Prospectus that conflicts with the information contained in the Registration Statement, and (F) not take any action that would result in an Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations a free writing prospectus prepared by or on behalf of such Agent that such Agent otherwise would not have been required to file thereunder. The Company will pay the required filing fees relating to Notes to the Commission within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) thereof.

(f)       Revisions of Prospectus — Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order that the Prospectus or such Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus or such Issuer Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents’ capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to the last clause of subsection (b) of this Section 4, file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus and such Issuer Free Writing Prospectus comply with such requirements.

(g)       Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended or supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanation as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(h)       Prospectus Revisions — Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(i)       Earnings Statements. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158(c)) of the Registration Statement with respect to each sale of Notes.

(j)       Blue Sky Qualifications. If requested by an Agent prior to the issuance of any Notes, the Company will endeavor, in cooperation with the Agents and to the extent reasonably practicable, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the U.S. as the Agents may designate, and will maintain such qualification in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(k)       1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(l)       Stand-Off Agreement. If required by any Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities of the Company denominated in the same currency as the Notes to be purchased pursuant to such Terms Agreement, or any security exchangeable into such debt securities (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) securities sold in any Euro Asian or Euromarket financing, (iii) commercial paper in the ordinary course of business, (iv) debt securities of the Company having terms that would be considered “structured” (e.g., a step-up or step-down interest rate, or interest or principal determined in relation to an index or security), (v) debt securities of the Company to be offered and sold in an offering targeted to residents of Japan, including secondary offerings into Japan, (vi) “demand” notes issued by the Company to provide an investment option for cash generated by assets used by the Company and its affiliates in asset-backed financing vehicles, (vii) notes issued by the Company in connection with master note programs in transactions not registered under, or exempt from, the registration requirements of the 1933 Act) or (viii) variable denomination floating rate demand notes issued by the Company.

(m)       Suspension of Certain Obligations. The Company reserves the right to instruct the Agents to suspend at any time, for any period of time, the solicitation of offers to purchase the Notes from the Company. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company (such notice, if oral or telephonic, to be confirmed in writing as soon as reasonably practicable thereafter, but in any event not later than five business days in New York City after such oral or telephonic notice), the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such period, the Company shall not be required to comply with the provisions of subsections (a), (b), (c), (f), (g), (h) or (k) of this Section 4 or the provisions of Section 7 hereof. Upon advising the Agents that such solicitation may be resumed, however, the Company shall simultaneously provide any documents required to be delivered by subsections (a), (b), (c), (f), (g), (h) or (k) of this Section 4 and the provisions of Section 7 hereof, and the Agents shall have no obligation to solicit offers to purchase the Notes until such documents have been received by the Agents. In addition, if the Company fails to comply with any of its obligations hereunder, except to the extent suspended as provided herein, including without limitation, its obligations to deliver the documents required by subsections (a), (b), (c), (f), (g), (h) or (k) of this Section 4 or the provisions of Section 7 hereof, the Agents shall have the right to terminate their obligations hereunder, including, without limitation, their obligations to solicit offers to purchase the Notes hereunder as agent or to purchase Notes hereunder as principal.

(n)       Use of Proceeds. The net proceeds from the sale of Notes will be used by the Company as described in the Prospectus.

(o)       Selling Restrictions. The Company agrees that it will not take any action in contravention of the relevant selling restrictions applicable to an offering of Notes as set forth in Section 2(c).

SECTION 5. Conditions of Obligations.

The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)       Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel:

(1)       Opinion of Company Counsel. The opinion of the General Counsel for the Company to the effect that:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

(ii) The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus, any applicable Issuer Free Writing Prospectus and in each document filed pursuant to the 1934 Act and incorporated by reference into the Prospectus and applicable Issuer Free Writing Prospectus.

(iii) This Agreement and any applicable Terms Agreement have each been duly authorized by all necessary corporate action on the part of the Company, and have each been duly executed and delivered by the Company.

(iv) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and the Indenture has been qualified under the 1939 Act. The Indenture, by its terms, is governed by New York Law. If California law were to apply, the Indenture would constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (2) requirements that a claim with respect to any Notes payable in foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (3) governmental authority to limit, delay or prohibit the making of payments outside the U.S. or payments in which designated foreign countries, entities or nationals have an interest, or (4) the unenforceability under certain circumstances of (a) any indemnification provisions, (b) broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law, (c) choice of law provisions and (d) severability provisions.

(v) The Notes (in the form of the specimens certified by officers of the Company and examined by such counsel) are in the forms permitted by the Indenture, and have been duly authorized by all necessary corporate action on the part of the Company for issuance, offer and sale as contemplated by this

Agreement. The Notes, by their terms, are governed by New York Law. If California law were to apply, the Notes, when completed as contemplated by the Procedures, executed and authenticated as specified in the Indenture and delivered against payment of the purchase price therefor pursuant to this Agreement as provided in the Prospectus and any Terms Agreement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Notes will be entitled to the benefits of the Indenture, in each case, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (2) requirements that a claim with respect to any Notes payable in foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (3) governmental authority to limit, delay or prohibit the making of payments outside the U.S. or payments in which designated foreign countries, entities or nationals have an interest, or (4) the unenforceability under certain circumstances of (a) any indemnification provisions, (b) broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law, (c) choice of law provisions and (d) severability provisions.

(vi) The Registration Statement automatically became effective under the 1933 Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form with respect to the Registration Statement and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus dated January 22, 2021 included in the Registration Statement has been filed in accordance with Rule 424(b) and Rule 430B under the 1933 Act and the supplement to the Prospectus dated January 25, 2021 has been filed in accordance with Rule 424(b) under the 1933 Act, (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) each applicable supplement to the Prospectus that would be deemed to be related to the offer of the Notes to be sold pursuant to such Terms Agreement has been filed in accordance with Rule 424(b) under the 1933 Act and (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) each applicable Issuer Free Writing Prospectus that would be deemed to be related to the offer of such Notes has been filed in accordance with Rule 433 under the 1933 Act.

(vii) The Registration Statement at the time it became effective and the supplement to the Prospectus dated January 25, 2021 and (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) each applicable supplement to the Prospectus that would be deemed to be related to the offer of the Notes to be sold pursuant to such Terms Agreement on the date each was filed, as the case may be, (other than the financial statements and other financial and statistical data included or incorporated by reference therein and the exhibits thereto, including the Statements of Eligibility on Form T-1, as to which no opinion need be rendered) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii) Each document filed pursuant to the 1934 Act (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus when filed, appeared on its face to comply as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder in effect at the date of their filing.

(ix) The information in the Prospectus under the caption “Description of Debt Securities,” and each applicable supplement to the Prospectus under the caption “Description of the Notes,” to the extent that it constitutes summaries of the Notes and the Indenture, has been reviewed by such counsel and is correct in all material respects.

(x) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Notes, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state securities laws.

(xi) To such counsel’s knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

(xii) To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or in each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus, other than those disclosed therein or in any Issuer Free Writing Prospectus, and all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement or in each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus or in any Issuer Free Writing Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(xiii) To such counsel’s knowledge, no default exists in the due performance or observance by the Company of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein, which default would have a material adverse effect on the financial condition, earnings, business affairs, business prospects, properties or results of operations of the Company and its subsidiaries considered as one enterprise.

(xiv) The execution and delivery of this Agreement, any Terms Agreement, the Indenture, the Notes and the consummation of the transactions contemplated herein and therein will not (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or bylaws of the Company, or (C) to such counsel’s knowledge, result in any violation of any applicable law, administrative regulation or administrative or court decree.

(xv) To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in each document filed, or to be filed or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof are correct in all material respects.

(2) Tax Opinion. The opinion of Davis Polk & Wardwell LLP, as special tax counsel to the Company, to the effect that the statements in the Prospectus and each applicable supplement to the Prospectus under the caption “United States Federal Taxation” (or similar caption), insofar as they purport to describe provisions of U.S. federal income tax laws or regulations or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

(3) Opinion of Counsel to the Agents. The opinion of O’Melveny & Myers LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i), (iii) through (vii) inclusive, and (ix) of this Section 5(a) and addressing substantially the matters referred to in Section 2(a)(xiii), except that such counsel shall give the opinion in Section 5(a)(1)(iv) and (v) applying New York law to the Indenture and to the Notes and the opinion relating to the Company’s receipt of any notices pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall be limited to such counsel’s knowledge.

(4) In giving their opinions required by subsection (a)(1) and (a)(3) of this Section 5, each counsel shall additionally state that they do not believe that (i) the Registration Statement (including the information deemed to be part of the Registration Statement pursuant to Rule 430B under the 1933 Act and the documents incorporated or deemed to be incorporated by reference in the Registration Statement pursuant to Item 12 of Form S-3 under the 1933 Act), considered as a whole, as of the effective date of the Registration Statement, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then as of the time such amendment became effective or as of the time of the most recent filing of an Annual Report on Form 10-K (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such statement is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) then as of the date of any Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) (if such statement is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) the Prospectus, any applicable Issuer Free Writing Prospectus that would be deemed to be related to the offer of such Notes (including any Final Term Sheet as defined in Section 4(e) of this Agreement), as amended or supplemented as of the time of sale of the Notes, within the meaning of Rule 159 of the 1933 Act Regulations, and any document incorporated or deemed to be incorporated by reference in the Prospectus and applicable Issuer Free Writing Prospectus, considered as a whole as of the time of sale of the Notes, within the meaning of Rule 159 of the 1933 Act Regulations, sold pursuant to the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus and any document incorporated or deemed to be incorporated by reference in the Prospectus, considered as a whole as of the date of the Prospectus and the date hereof or (if such statement is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) as of the Settlement Date with respect to any Terms Agreement, as the case may be, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that they express no view as to the Statements of Eligibility on Form T-1, financial statements and other financial and statistical data included or incorporated by reference in such Registration Statement, Prospectus or applicable Issuer Free Writing Prospectus or the statements contained in the exhibits to such Registration Statement.

(b)       Officers’ Certificate. At the date hereof, the Agents shall have received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, dated as of the date hereof, certifying to their best knowledge after due inquiry that (i) since the respective dates as of which information is given in the Registration Statement, the Prospectus and any applicable Permitted Free Writing Prospectus or since the date of any Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

(c)       Comfort Letter. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof and in form and substance previously agreed to by the Company and the Agents.

(d)       Other Documents. On the date hereof and on each Settlement Date with respect to any Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of any earnings statement set forth in Section 4(i) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions set forth under “Parties” of Section 16 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agents.

Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7. Additional Covenants.

(a)       Reaffirmation of Representations and Warranties.

(i) The Company covenants and agrees with the Agents that (1)(a) at each acceptance by it of an offer for the purchase of the Notes, (b) at each time of sale, within the meaning of Rule 159 of the 1933 Act Regulations, of Notes to any purchaser (whether through the Agents as agents or to one or more Agents as principal) and (c) at each time of delivery of Notes to one or more Agents pursuant to this Agreement or a Terms Agreement, the Company shall be deemed to have affirmed that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto (except to the extent such representations and warranties relate exclusively to Notes not then being so offered and purchased) are true and correct at such time of acceptance, sale or delivery, as the case may be, and the Company shall be deemed to have undertaken that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time); and (2) subject to the provisions of Section 4(m) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of the terms of Notes or a change in the interest rates, maturity or price of Notes or similar changes, and other than by an amendment or supplement that relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes), such amendment, supplement or filing, as the case may be, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such amendment, supplement or filing, as the case may be, and an undertaking that such representations and warranties will be true and correct as though made at and as of each such time.

(ii) Each Agent covenants and agrees with the Company that the acceptance by it of an offer to sell Notes and the delivery to it of Notes from the Company pursuant to a Terms Agreement shall be deemed to be an affirmation that the representations and warranties of such Agent contained in this Agreement are true and correct at the time of such acceptance as though made at and as of each such time.

(b)       Subsequent Delivery of Certificates. The Company covenants and agrees with the Agents that, subject to the provisions of Section 4(m) hereof, the Company shall furnish or cause to be furnished to the Agents a certificate in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that were last furnished to the Agents are true and correct at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (1) upon each filing by the Company of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, (2) if required pursuant to the terms of a Terms Agreement, upon the Company’s sale of Notes to one or more Agents pursuant to such Terms Agreement, (3) when the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the establishment of the terms of Notes or a change in the interest rates, maturity or price of Notes or similar changes, and other than by an amendment or supplement that relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or (4) there is filed with the Commission any document incorporated by reference into the Prospectus, if reasonably requested by any Agent based on disclosure included in or omitted from such amendment, supplement or Incorporated Document.

(c)       Subsequent Delivery of Legal Opinions. The Company covenants and agrees with the Agents that, subject to the provisions of Section 4(m) hereof, each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of the terms of Notes or a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes), (2) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall reasonably request based on disclosure included or omitted from such Report) or (3) if required pursuant to the terms of a Terms Agreement, upon the Company’s sale of Notes to one or more Agents pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of each of the counsel designated in Section 5(a)(1) and (2), or other counsel satisfactory to the Agents, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the Settlement Date of such sale, except that such counsel shall give the negative assurance in Section 5(a)(4) as of the applicable date specified in Section 5(a)(4), as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the opinions referred to in Sections 5(a)(1) and (2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)       Subsequent Delivery of Comfort Letters. The Company covenants and agrees with the Agents that, subject to the provisions of Section 4(m) hereof, each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (2) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (3) if required pursuant to the terms of a Terms Agreement, upon the Company’s sale of Notes to one or more Agents pursuant to such Terms Agreement, the Company shall cause PricewaterhouseCoopers LLP, or other independent certified public accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents with a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, with respect to a letter furnished in connection with the incorporation by reference into the Prospectus of a Quarterly Report on 10-Q or an Annual Report on Form 10-K, the letter shall be dated the business day immediately following the date of the filing with the Commission of such report; further provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP, or other independent certified public accountants reasonably satisfactory to the Agents, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

SECTION 8. Indemnification.

(a)       Indemnification of the Agents. The Company agrees to indemnify severally and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any applicable Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)       against any and all reasonable expenses whatsoever (including the reasonable fees and disbursements of counsel chosen by an Agent to the extent authorized in Section 8(c)), as reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) or any applicable Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)       Indemnification of Company. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto), or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(c)       General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party of such commencement shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may assume the defense of the indemnified party by retaining counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent does not contain a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party (unless such statement is agreed to by the indemnified party in writing); provided, however, that in the event such settlement, compromise or consent by the indemnifying party does not include an unconditional release of each indemnified party from all liability arising out of any litigation, investigation, proceeding or claim, the provisions of this section with respect to indemnification shall continue and survive.

(d)       Foreign Currency Judgments. The Company agrees to indemnify the Agents against any loss incurred by the Agents as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the rate of exchange at which U.S. dollars are converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Related Agent is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 9. Contribution.

If the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Related Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Related Agents, as incurred, in such proportions that each Related Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Related Agent pursuant to this Agreement to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Related Agent to the date of such liability to which such losses, liabilities, claims, damages or expenses relate and the Company is responsible for the balance.

If, however, the allocation provided in the previous paragraph is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect, not only the relative benefits received by the Company on the one hand, and the Related Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses but also the relative fault of the Company, on the one hand, and the Related Agent(s), on the other hand in connection with the offering of the Notes that were the subject of the claim for indemnification. The relative benefits received by the Company on the one hand and the Related Agent(s) on the other shall be deemed to be in the same respective proportions as the total proceeds from the sale of such Notes (before deducting expenses) received by the Company bears to the total discount or commission received by the Related Agent(s) in respect thereof. The relative fault of the Company, on the one hand, and the Related Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Related Agent(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Related Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission (covered by Section 8(a) hereof).

Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)       the preparation and filing of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto;

(b)       the preparation, filing and reproduction of this Agreement;

(c)       the preparation, printing, issuance and delivery of Notes, including any fees and expenses relating to the use of book-entry notes;

(d)       the reasonable fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;

(e)       the reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

(f)       the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(j) hereof, including filing fees, and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky survey;

(g)       the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing;

(h)       the preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

(i)       the fees of the Commission in connection with the registration of Notes;

(j)       any fees charged by rating agencies for the rating of Notes;

(k)       the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.;

(l)       any advertising and other out-of-pocket expenses of the Agents incurred with the approval of such expense by the Company;

(m)       the cost of preparing, and providing any CUSIP or other identification numbers for, Notes; and

(n)       the fees and expenses of any Depository (as defined in the Indenture and including, without limitation, The Depository Trust Company, Clearstream Banking, S.A., and/or Euroclear Bank, SA/NV) and any nominees thereof in connection with Notes.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

(a)       Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents on the giving of 30 days’ written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company’s notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

(b)       Termination of a Terms Agreement. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or any applicable Permitted Free Writing Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the U.S. is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement (after consultation with the Company), impracticable to market the Notes subject to such Terms Agreement or enforce contracts for the sale of such Notes, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either The Nasdaq Stock Market LLC or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal, California or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes subject to such Terms Agreement are denominated or payable, (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or (v) if there shall have come to the Agent’s or Agents’ attention any facts that would cause such Agent or Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes subject to such Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c)       General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof to the extent permitted by Section 1(c), (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the obligations set forth in Section 5 hereof and the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be (provided, however, that, except as provided in clause (iii) below, the Company’s obligations pursuant to Sections 4 and 7 hereof shall in any event terminate no later than the date that is 30 days (nine months with respect to subsections (f) and (k) of Section 4 hereof) after the time of such termination), and (iii) the covenant set forth in Section 4(i) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

SECTION 13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, by email, by telecopier or by telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Toyota Motor Credit Corporation
6565 Headquarters Drive
Plano, Texas 75024
Attention:	Vice President — Treasury
Telephone:	(469) 486-9013
Telecopy:	(310) 381-7739
Email:	tfs_treasury_operations@toyota.com

With a copy to:

Toyota Motor Credit Corporation
6565 Headquarters Drive
Plano, Texas 75024
Attention:	General Counsel
Telephone:	(469) 486-5280
Telecopy:	(214) 494-6385

If to BofA:

BofA Securities, Inc.

Bank of America Tower

One Bryant Park

NY1-100-03-01

New York, New York 10036

Attention:	Medium-Term Note Desk
Telephone:	(646) 855-6433
Telecopy:	(646) 855-0116

If to Barclays:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention:	Syndicate Registration
Telephone:	(212) 526-0015
Telecopy:	(646) 834-8133
Email:	xraSyndicateRegistra@barclayscapital.com

If to Citigroup:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention:	Transaction Execution Group
Telephone:	(212) 816-1135
Telecopy:	(646) 291-5209
Email:	TEG.NY@citi.com

If to Deutsche Bank:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile:	(646) 374-1071
Attention:	Debt Capital Markets Syndicate

With a copy to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention:	General Counsel
Telecopy:	(646) 374-1071

If to HSBC:

HSBC Securities (USA) Inc.

452 Fifth Avenue, 3rd Floor

New York, New York 10018

Attention:	Transaction Management
Telephone:	(212) 525-2346
Telecopy:	(646) 366-3229
Email:	tmg.americas@us.hsbc.com

If to J.P. Morgan:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention:	Investment Grade Syndicate Desk
Telephone:	(212) 834-4533
Telecopy:	(212) 834-6081

If to Morgan Stanley:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention:	Investment Banking Division
Telephone:	(212) 761-6691
Telecopy:	(212) 507-8999

If to RBC:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

Attention:	Transaction Management Group
Telephone:	(866) 375-6829
Telecopy:	(212) 658-6137

If to SG:

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attention:	High Grade Syndicate Desk
Telephone:	(212) 278-7631
Email:	richard.wolff@sgcib.com

If to TFSS USA:

Toyota Financial Services Securities USA Corporation

6565 Headquarters Drive

Plano, Texas 75024

Attention:	Nicholas Ro
Telephone:	(469) 786-8961
Telecopy:	(310) 974-5662
Email:	Nicholas.ro@toyota.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Agent that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the U.S. or a state of the U.S.

(b)       In the event that any Agent that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the U.S. or a state of the U.S.

(c)       For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 16. Parties.

This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of Notes pursuant to this Agreement, including the determination of the public offering price of Notes and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and each Related Agent, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction, each Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 19. Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or the provisions hereof.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ Mark S. Templin
	Name:	Mark S. Templin
	Title:	President and Chief Executive Officer

[Signature Page to Distribution Agreement]

Accepted:

BofA Securities, Inc.

By:	/s/ Andrew R. Karp
	Name:	Andrew R. Karp
	Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted:

BARCLAYS CAPITAL INC.

By:	/s/ Ken Chang
	Name:	Ken Chang
	Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

[Signature Page to Distribution Agreement]

Accepted:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

By:	/s/ Lourdes Fisher
	Name:	Lourdes Fisher
	Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted:

HSBC SECURITIES (USA) INC.

By:	/s/ Robert Gelnaw
	Name:	Robert Gelnaw
	Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramrek
	Name:	Maria Sramek
	Title:	Executive Director

[Signature Page to Distribution Agreement]

Accepted:

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
	Name:	Ian Drewe
	Title:	Executive Director

[Signature Page to Distribution Agreement]

Accepted:

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

[Signature Page to Distribution Agreement]

Accepted:

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Head of Debt Capital Markets, Americas

[Signature Page to Distribution Agreement]

Accepted:

TOYOTA FINANCIAL SERVICES SECURITIES USA CORPORATION

By:	/s/ Nicholas Ro
	Name:	Nicholas Ro
	Title:	President & Treasurer

[Signature Page to Distribution Agreement]

EXHIBIT A

The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:

Principal Amount:  $__________

Stated Maturity Date:

Original Issue Date:

Trade Date:

Issue Price:  ____%

Agent’s Discount or Commission:

Settlement Date and Time:

Additional Terms:

If Fixed Rate Note:

Interest Rate:

Interest Payment Dates:

Day Count Convention:

[  ] 30/360

[  ] Actual/360

[  ] Actual/Actual

If Floating Rate Note:

Interest Calculation:

[  ] Regular Floating Rate Note

[  ] Floating Rate/Fixed Rate Note

     Fixed Rate Commencement Date:

     Fixed Interest Rate:

[  ] Inverse Floating Rate Note

     Fixed Interest Rate:

[  ] Other Floating Rate Note

Interest Rate Basis:

Initial Interest Rate:

Initial Interest Reset Date:

Spread and/or Spread Multiplier, if any:

Interest Reset Dates:

Interest Payment Dates:

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Reset Period:

Interest Rate Reset Cutoff Date:

Interest Period or Interest Payment Calculation Period:

Interest Determination Date:

Calculation Agent:

Exhibit A

Day Count Convention:

[  ] Actual/360

[  ] Actual/Actual

[  ] 30/360

If Redeemable:

Redemption Date:

Notice of Redemption:

If Repayable:

Optional Repayment Dates:

Repayment Price:

Currency:

Specified Currency (if other than U.S. dollars)

Minimum Denominations:

Also, agreement as to whether the following will be required:

Officers’ Certificate pursuant to Section 7(b) of the Distribution Agreement.

Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

Stand-off Agreement pursuant to Section 4(l) of the Distribution Agreement.

Exhibit A

SCHEDULE A

If not otherwise stated in the Terms Agreement related to the sale of any Note, as compensation for the services of the Agents hereunder, the Company shall pay the Related Agent, on a discount basis, a commission for the sale of such Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

PERCENT OF MATURITY RANGES PRINCIPAL AMOUNT

From 9 months to less than 18 months .050%

From 18 months to less than 2 years .075%

From 2 years to less than 3 years .125%

From 3 years to less than 4 years .225%

From 4 years to less than 5 years .288%

From 5 years to less than 6 years .350%

From 6 years to less than 7 years .375%

From 7 years to less than 10 years .400%

From 10 years to less than 15 years .450%

From 15 years to less than 20 year .650%

From 20 years to 30 years .875%

*More than 30 years to be negotiated at time of sale between the Related Agent and the Company.

Schedule A